COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN PREMIER INSURED MUNICIPAL BOND FUND, CALIFORNIA SERIES
     AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX



     ___________________________________________________________________
    |           |             |                    |                    |
    |           |   LEHMAN    |  PREMIER INSURED   |  PREMIER INSURED   |
    |  PERIOD   |  BROTHERS   |MUNICIPAL BOND FUND,|MUNICIPAL BOND FUND,|
    |           |  MUNICIPAL  | CALIFORNIA SERIES  | CALIFORNIA SERIES  |
    |           |BOND INDEX * |  (CLASS A SHARES)  |  (CLASS B SHARES)  |
    |-----------|-------------|--------------------|--------------------|
    |  8/19/93  |      10,000 |              9,549 |             10,000 |
    | 10/31/93  |      10,133 |              9,811 |             10,271 |
    |  1/31/94  |      10,373 |             10,115 |             10,575 |
    |  4/30/94  |       9,775 |              9,068 |              9,471 |
    |  7/31/94  |       9,979 |              9,296 |              9,696 |
    | 10/31/94  |       9,692 |              8,840 |              9,209 |
    |  1/31/95  |      10,004 |              9,246 |              9,620 |
    |  4/30/95  |      10,426 |              9,584 |              9,958 |
    |  7/31/95  |      10,765 |              9,835 |              9,929 |
    |______________________________________________|____________________|

     *Source: Lehman Brothers